UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2015, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Albemarle Corporation (the “Company”) established targets for a special cash incentive program (“Synergy Bonuses”) for the achievement of certain expense reductions, pursuant to the Albemarle Corporation 2008 Incentive Plan, as amended.

As previously announced, the Company expects to fully realize approximately $100 million in annual cost synergies in connection with the integration of its acquisition of Rockwood Holdings, Inc. The Synergy Bonuses will be payable to approximately 70 executive officers and employees of the Company based upon achieving at least $100 million in anticipated annual cost synergies during fiscal year 2016 that are also determined to be recurring at the end of 2016. The maximum aggregate amount of the Synergy Bonuses payable to all participants is $7,000,000. The Synergy Bonuses will be paid in the first half of 2017. The percentage of the maximum amount of the Synergy Bonuses, based on the fiscal year 2016 achieved cost savings and validated recurring cost savings, is set forth in the table below. No Synergy Bonuses will be paid if less than $100 million in cost savings are achieved in fiscal year 2016 or less than $100 million in cost savings are determined to be recurring at the end of 2016.

	Annual Recurring Cost Reductions of $100-120 million, as determined at the end of 2016	Annual Recurring Cost Reductions of $140 million, as determined at the end of 2016	Annual Recurring Cost Reductions of $160 million, as determined at the end of 2016
Cost Reductions of $120 million achieved during Fiscal Year 2016	75%	87.5%	100%
Cost Reductions of $110 million achieved during Fiscal Year 2016	62.5%	75%	87.5%
Cost Reductions of $100 million achieved during Fiscal Year 2016	50%	62.5%	75%

In addition, for every $1 million of cost savings achieved in fiscal year 2016 above $120 million, 2 percentage points will be added to the percentage of the Synergy Bonuses earned pursuant to the table above and other requirements set forth herein, subject to the 100%/$7,000,000 Synergy Bonus cap. Synergy Bonuses for cost reduction results between the levels indicated in the table above are interpolated to determine the percentage of the Synergy Bonuses earned. The Chief Executive Officer of the Company can lower the calculated Synergy Bonus payout by up to 25 percentage points if the costs to achieve the synergies are considered excessive by the Chief Executive Officer, in his discretion.

The maximum Synergy Bonuses for our named executive officers are as follows: Scott A. Tozier ($400,000); D. Michael Wilson ($400,000); Karen G. Narwold ($300,000); and Matthew K. Juneau ($300,000). The Company’s Chief Executive Officer, Luther Kissam, will not be eligible to receive a Synergy Bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: May 8, 2015	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate and Government Affairs, Corporate Secretary